UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2019
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DELPHI TECHNOLOGIES PLC
(Exact name of registrant as specified in its charter)
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Jersey	001-38110	98-1367514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Angel Court
10th Floor
London, EC2R 7HJ
United Kingdom
(Address of principal executive offices)
011-44-020-305-74300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Ticker symbol(s)	Name of each exchange on which registered
Ordinary Shares. $0.01 par value per share	DLPH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐.
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 2.02	Results of Operations and Financial Condition.
On October 31, 2019, Delphi Technologies PLC (the “Company”) issued a press release reporting its financial results for the third quarter ended September 30, 2019. A copy of the press release is attached as an exhibit and is incorporated herein by reference. The press release and teleconference visual presentation are available on the Company’s website at delphi.com.
The information in this Item 2.02 and Item 9.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

Item 2.05	Costs Associated with Exit or Disposal Activities.
On October 31, 2019, the Company also announced its intention to restructure the Company’s global technical center footprint and reduce salaried and contract staff. These actions are subject to consultation with employee works councils and other employee representatives and are expected to be substantially completed by the end of 2021.
The Company expects that the restructuring will generate gross cost savings of more than $150 million in 2022, with approximately $50 million targeted in 2020. The Company expects to record pre-tax restructuring charges of up to $200 million related to these actions, nearly all of which will be cash expenditures. The majority of these charges will be considered special for adjusted operating income, adjusted net income per share, and adjusted net income purposes. Up to approximately $100 million of charges may be incurred in the fourth quarter of 2019, with the majority of the remaining charges expected to be incurred in 2020. The amount and timing of the charges will be based on a variety of factors, including consultations with employee works councils and other employee representatives. The Company expects the majority of these cash expenditures to be paid by the end of 2021.
As a result of this restructuring and the Company’s focus on improving cash flow performance, the Company has also announced that it is suspending its existing $200 million share repurchase program.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “should,” “expects,” “anticipates,” “believes,” “estimates,” “potential,” or “continue,” the negatives thereof and other comparable terminology. These statements represent our current judgment about possible future events. In making these statements we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. These statements are not guarantees of future performance; they involve risks and uncertainties, and actual events or results may differ materially from these statements. Potential risks and uncertainties that could cause actual results to differ from expected results include, among others, the outcome of the mandatory consultations with employee works councils and other employee representatives; whether the Company will be able to successfully and cost-effectively restructure its business with minimal disruption; whether the expected amount of the charges associated with the restructuring will exceed the Company’s projections; and whether the Company will realize the full amount of estimated savings from the restructuring. Readers should also consult the other “risk factors” found in our Annual Report on Form 10-K for the year-ended December 31, 2018 and our subsequent filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit
Number	Description

99.1	Press Release dated October 31, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 31, 2019	DELPHI TECHNOLOGIES PLC

		By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

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